Exhibit 10.2
CONSULTING AGREEMENT
This Consulting Agreement (the “Agreement”) is made effective as of January 28, 2010, by and between TopSpin Medical (Israel) Ltd. (the “Company”) of 65 Rothchild, Tel-Aviv Israel, TopSpin Medical, Inc. (the “Parent”) and Nichsey F.N. Fatal Ltd. (the “Consultant”).
WHEREAS, Mr. Fufi Fatal, Israeli ID number 56549371, the controlling shareholder of the Consultant (“Fufi”), is a director of the Company, the Chairman of the board of the Company as well as a director of the Parent and Chairman of the Parent’s board of directors; and
WHEREAS, the Company wishes the Consultant, solely through Fufi, to perform certain Services (as defined below) and the Consultant is willing to provide such Services through Fufi, all subject to the terms and conditions of this Agreement.
NOW, THEREFORE, the parties hereby agree as follows:
1	Consultancy.
1.1
Consulting Period. The Consultant shall serve as a consultant to the Company and the Parent (collectively, together with the Parent and with any other subsidiary of the Company or the Parent, the “Group”) in respect of the Services for a period commencing on the date of this Agreement and continuing until termination of this Agreement in accordance with Section 8 below (the “Consulting Period”).

1.2
Experience. The Consultant represents that it (including Fufi) has the capability, know-how, expertise and experience necessary to perform the Services. The Consultant, through Fufi, will devote sufficient time and efforts to performing the Services under this Agreement, as may be required to accomplish the duties described below.

1.3
No Conflicts. The Consultant represents that the performance of the Services or any other duties and obligations of the Consultant hereunder do not and will not conflict with, or breach, any prior agreement, contract, patent disclosure agreement, non-competition agreement, any restrictive covenant relating to the involvement whatsoever of each of the Consultant and Fufi with the Group or any other instrument to which the Consultant or Fufi are a party or by which they are bound. Consultant shall immediately and without delay inform the Group’s Boards of Directors (the “Boards”) of any affairs and/or matters that might constitute a conflict of interest with the provision of Services. Consultant will inform the Group of any other potential conflict of interests with its business at the relevant time.

1.4	Reliance. Consultant understands that the Group is relying on the representations made by Consultant in this Section 1 in making its decision to enter into this Agreement.
2
Services. The Consultant agrees and undertakes to provide the Services exclusively through Fufi. During the Consulting Period, Consultant, solely through Fufi, shall provide consulting services, as may reasonably be requested by the Boards (the “Services”). The Consultant shall provide at least 80 hours of Services per month. The Consultant undertakes to perform its duties and obligations under this Agreement with the highest degree of professionalism. The Consultant shall devote its know-how, expertise, talent, experience and best efforts to the performance of the Services, and shall act to promote the Group’s business and affairs, and performs and discharges the Services faithfully, with devotion, honesty and fidelity. The parties agree that during the consulting period the Consultant and Fufi shall be entitled to engage in any business or professional activity whatsoever subject to limitation of any applicable law. The Consultant shall report to, and provide its services under the direction of, the Company’s Board.

3
Legal Relationship; Independent Contractor. The parties hereto acknowledge that the legal relation between the Group and Consultant’s employees, including Fufi (the “Employees”), is limited in the manner expressly provided herein. Notwithstanding anything contained herein to the contrary, the parties hereto acknowledge and agree that neither shall be deemed to be an employee, partner or a joint venturer of the other. Without limiting the foregoing, the Consultant shall be solely responsible for all its federal, state and local income taxes, unemployment insurance tax, social security tax and cell-phone related taxes. Both parties agree to the following:

3.1
The Consultant (including its Employees) is an independent contractor, not an employee of the Company or any other member of the Group. The Group shall not be responsible for the Consultant or its Employees’ acts while performing the Services hereunder, whether on the Group’s premises or elsewhere. By signing this Agreement, the Consultant acknowledges and agrees that as a Consultant to the Group neither the Consultant nor it’s Employees’ are entitled to receive from the Group or any other member of the Group any social benefits (including without limitation, paid vacation days, paid sick leave, severance payments, pension funds, etc.).

3.2
Whereas the Consultant prefers to be engaged by the Group as a consultant instead of as its employee, prefers that no employer-employee relations be established between himself and the Group and prefers to provide the Services, at his own initiative and free will and based on the Fufi’s and Consultant’s sole considerations.

3.2
Each of the Group and the Consultant (including any of its Employees) is stopped from making any claim regarding the existence of employer-employee relations between the Consultant’s Employees and the Company or any other member of the Group.

3.3
If, despite the parties’ express representations and agreements hereunder, it shall, at any time, be determined by a court of competent jurisdiction or by any other governmental authority, that employer-employee relations exist between the any member of the Group and the Consultant’s Employees and, the Consultant’s Employees shall become entitled to any rights and/or payments resulting from the existence of such relations, and/or any member of the Group shall be required to bear any additional expenses or costs (specifically including any taxes or obligatory payments to the tax authorities, the National Insurance authorities, etc.), the parties agree and undertake that the aggregated “salary” to which the Consultant’s Employees are entitled for their services as an such deemed employee of the Group hereunder shall be equal to 60% of the monthly Fees (excluding VAT) which the Consultant actually received during the relevant period together with any applicable Tosefet Yoker increase, to the extent that such increase has been applied to all salaried employees of the Company (together, the “Compensation”), and the Consultant undertakes in such event to immediately repay and return to the Group any amounts in excess of said Compensation received by its employee from the Group. The Consultant further undertakes to indemnify the Group for any loss, payment, expense or damage caused to the any member of the Group as a result of such determination.

3.4
Consultant undertakes to maintain a proper set of accounting books as required by applicable law and to open and/or maintain a file with the applicable tax and other governmental authorities. Consultant is exclusively responsible for filing any reports with said tax and other governmental authorities, which required to be filed in connection with and arising out of the Services rendered thereby under this Agreement. If the Group receives a claim from any government agency and/or insurance company to make payment on account of the contributions that Consultant failed to pay, the Group shall have the right to deduct any amount it actually paid from any amount due to Consultant under this Agreement, and to the extent that any such claims are made following termination of this Agreement, Consultant hereby undertakes to fully indemnify the Group for any such amounts upon its first request.

4
Compensation. In consideration for the Services, the Consultant shall be entitled to a monthly fee of NIS 34,105, plus VAT, against an invoice furnished by it to the Company (the “Monthly Consideration”). The Consultant shall be entitled to receive the Monthly Consideration starting March 1, 2010 (the “Effective Date”). For avoidance of all doubt, the consultant shall not be entitled to receive any consideration for the Services performed prior to the Effective Date.

5	The Company shall enter into indemnity and release agreement with the Consultant, substantially in a form attached hereto as Exhibit A.

6	Additional Benefits
6.1	The Company shall reimburse the Consultant for up to 50% of all fixed and variable maintenance costs of the cellular phone used by the Consultant.

6.2	Subject to receipt of all necessary corporate and regulatory approvals, the Parent approved to grant to the Consultant options to purchase shares of Common Stock as follows:
6.2.1
The Consultant will be granted options in an amount which shall equal to, at the time of grant, 10% of the Parents’ issued and outstanding share capital, on a Fully Diluted basis, before the grant of options to the Consultant (pre-issuing) (the “Options”). For avoidance of doubt, Fully Diluted shall mean: all issued shares, outstanding warrants, shares reserved for allocation to employees pursuant to the Company’s 2003 employee option plan (the “ESOP”) (both allocated and unallocated), shares issued to a new investor and warrants granted to a new investor. Fully Diluted shall not include any shares which the Parent will reserve for ESOP after the date of this Agreement.

6.2.2
The Options will vest over a period of two years as follows: 50% of the options will vest on December 17, 2010, and another 50% will vest on December 17, 2011. The vested Options will expire at the end of seven years following the date of grant or an M&A Event (defined below), whichever is earlier (the “Option Term”). It is clarified that in the event of M&A Event, as defined below, 100% of the unvested options shall be accelerated. The price of exercise per share of stock will be US $0.001 (the par value of the share) (the “Exercise Price”). For avoidance of doubt, unvested Options will be cancelled and will cease to vest only upon termination of this Agreement by the Consultant or termination of this Agreement by the Group pursuant to Section 8.2 below.

6.2.3
An M&A Event shall mean (i) a merger, acquisition or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, or (ii) a sale of all or substantially all of the assets or shares of the Company.

6.2.4
The grant of Options is also subject to: (i) the earlier of: an execution of an investment in the Parent by a third party or a rights offering, and (ii) the increase of the registered share capital of the Parent, if and as far as achieved.

6.2.5
The Consultant acknowledges that the Options will not be granted under the ESOP, and that the Consultant shall bear all tax consequences relating to or evolving out of the grant and/or exercise of the Options.

6.2.6
The Consultant and Fufi each separately acknowledge that they: (i) do not hold any securities of the Parent; (ii) are aware that in accordance with the provisions of the Israeli Securities Law — 1968, the Securities Law Regulations (Details with regard to Sections 15A to 15C of the Law), 2000, and applicable laws of the United States, certain limitations apply with respect to the resale and transfer of the Options and the shares purchased if exercising the Option (the “Option Shares”); (iii) are not an “Interested Party” (as defined in Section 270(5) of the Israeli Companies Law-1999); (iv) are not party to any agreements, whether in writing or oral, concerning the purchase or sale of the Parent’s securities or concerning the voting of the Parent’s securities, with any shareholder of the Parent or with any third party; (v) do not presently have any contract, undertaking, agreement or arrangement with any person or entity to sell or transfer to such person or entity or to any third person, with respect to any of the Options; (vi) are not a “U.S. Person,” as such term is defined pursuant to the provisions of Regulation S promulgated by the Securities and Exchange Commission under the 33 Act.

6.2.7	The Option shall be exercisable, in whole or in part, by providing written notice to the Parent, stating the amount of Option Shares being exercised (the “Exercise Notice”).

6.2.8
Once an Exercise Notice has been sent, it shall be irrevocable and not subject to change. The Consultant hereby agrees to sign any and all documents required under any applicable law in order for the Parent to issue the Option Shares upon the exercise of any of the Option.

6.2.9	The Exercise Price shall be paid in full to the Parent together with the delivery of the Exercise Notice for the exercise of such Option Shares.

6.2.10	The Option will not be registered for trade on the TASE and is non-transferable.

6.2.11
The Options and Option Shares will not be, registered under the Securities Act and the rules and regulations promulgated thereunder (the “33 Act”), by reason of a specific exemption from the registration provisions of the 33 Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Consultant’s representations as expressed herein. The Consultant understands that the Securities are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Consultant must hold the Securities indefinitely unless they are registered with the U.S. Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available and such Securities are permitted to be transferred under this Agreement. The Consultant acknowledges that the Company nor the Parent have no obligation to register or qualify the Securities. The Consultant further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the securities, and on requirements relating to the Parent which are outside of the Consultant’s control, and which the Company and/or the Parent are under no obligation and may not be able to satisfy.

6.2.12	The Option Shares shall be subject to the following limitations:

Although the Option Shares will be approved by the TASE for registration, it will not be permitted, except as specifically permitted herein upon any such sale or transfer being permitted under the applicable laws of the United States, including under the applicable provisions of the 33 Act (as defined below) listed below that limit the transfer of securities, to transfer the Option Shares to The Nominee Company of Bank Hapoalim Ltd. (the “Registration Company”). Therefore the Consultant hereby declares and confirms its agreement that it shall not be able to sell or otherwise transfer any of the Option Shares on the TASE following their issuance and shall only be able to do so upon fulfillment of the conditions set forth herein. The Consultant hereby agrees that he shall have no claim against the Company, the Parent, the TASE or anyone acting on their behalf, in connection with the Consultant’s inability to sell or otherwise transfer the Option Shares through the TASE. In the event the sale or transfer of the Purchased Shares or the Option Shares through the TASE is permitted under the applicable laws of the United States, then the Consultant shall execute any and all documentation and any and all information that the Company or the Parent may request evidencing that such sale or transfer is permissible, including without limitation, providing opinions of counsel (qualified either in Israeli and/or United States) and written representations as may be required by the Company, the Parent, the TASE or any other governmental authority. Following receipt of all documentation and information the Parent requires in connection therewith, the Parent shall take action in order to remove the legend from the stock certificates of the shares for which it is permissible under all applicable laws of the United States in a manner that will permit the transfer and registration of the shares in the name of the Registration Company and the sale of such shares through the TASE and Consultant shall bear and all costs that the Company and/or the Parent may incur in connection with such transfer.

6.2.13	The Option Shares may bear one or all of the following legends:
“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

6.2.14	The Option Shares and Exercise Price are subject to the following adjustment provisions:
6.2.14.1 If the Parent distributes bonus shares where the record date is prior to the conclusion of the Option Term, then in addition to the Option Shares that the Consultant is entitled to receive upon exercise of the Option in full and payment of the aggregate Exercise Price therefore, shares in such number and class that the Consultant would have been entitled to receive as bonus shares if it had exercised the Option immediately prior to the record date for such distribution.
6.2.14.2 The Exercise Price shall not change as a result of the addition of shares described above. The provisions concerning Option Shares shall apply to the shares that were added as aforesaid, mutatis mutandis. In the event of any adjustment made pursuant to this Section, the Consultant shall not be entitled to receive fractional shares.
6.2.14.3 If the Parent’s stockholders are offered to purchase, by way of a rights offering, any securities, then the number of Option Shares shall be adjusted to take into account the component of the benefit in the rights offering as is expressed in the ratio of the price of the Parent’s share on the TASE on the record date for such rights to the basis rate “ex-rights”. In the event of any adjustment made pursuant to this Section, the Consultant shall not be entitled to receive fractional shares.
6.2.14.4 The number of Option Shares shall only be adjusted in the event of a bonus share distribution and rights offering as set forth above, but not in the event of any other offering (including offerings made to interested parties).
6.2.14.5 The Exercise Price shall not be adjusted in such case that the Parent distributes a dividend to its stockholders.
6.2.14.6 If the Parent shall combine or subdivide its shares, the number of Options Shares shall be increased or decreased, as applicable, following such combination or subdivision. In such event, the aggregate Exercise Price shall remain unchanged.

7	Confidentiality and Assignment.
7.1	Consultant and each of its Employees providing the Services shall execute the Proprietary Information and Confidentiality Agreement, in the form attached hereto as Exhibit B.

7.2
Consultant acknowledges that the Parent is a publicly traded company and as such Consultant and each of its Employees providing the Services shall abide by all applicable laws in connection therewith, including relating to insider trading and the like.

8	Term and Termination.
8.1	Either party may terminate this Agreement at any time, and for any reason or for no reason, upon at least 45 days prior written notice to the other party.

8.2	This Agreement may be terminated immediately by the Group in the event of:
8.2.1
Breach by the Consultant of any material provision of this Agreement which is not curable or is not cured by the Consultant within 14 days after its receipt of notice thereof from the Group containing a description of the breach or breaches alleged to have occurred (it being understood that the provisions of Exhibit B of this Agreement are deemed to be material provisions);

8.2.2	Persistent neglect by the Consultant or material failure by the Consultant to adequately perform the Services;

8.2.3	Any act of moral turpitude by the Consultant or action by the Consultant to intentionally harm the Group;

8.2.4	The Consultant becoming bankrupt; the filing by or against the Consultant of a petition in bankruptcy, or a composition with creditors or any similar action in consequence of debt.
8.3	This Agreement may be terminated immediately by the Consultant in the event of:
8.3.1
If the Group ceases doing business as a going concern, makes an assignment for the benefit of creditors, files a voluntary petition in bankruptcy, is adjudicated bankrupt or insolvent, files a petition seeking for itself any reorganization, liquidation, dissolution or similar arrangement under any statute, law or regulation, or files an answer admitting the material allegations of a petition filed against it in any such proceeding, consents to or acquiesces in the appointment of a trustee, custodian, receiver or liquidator of all or any substantial part of its assets or properties; or

8.3.2
If the Group fails to pay any sum when due to the Consultant or otherwise is in material breach or default of this Agreement and fails to cure such breach or default within fourteen (14) days in the case of non- payment or within thirty (30) business days in the case of any other material default after receipt of written notice from the non-defaulting party.

9	Miscellaneous.
9.1
Notices. All notices or other communications hereunder shall be in writing and shall be given in person, by registered mail, or by facsimile transmission (provided that written confirmation of receipt is provided), at the above address or at such address as a party may from time to time designate in writing to the other parties. Notices shall be deemed to be received 4 days after being sent or 24 hours after being faxed.

9.2
No Assignment. The performance of the Consultant’s obligations hereunder may not be transferred or assigned by the Consultant. The Group may assign this Agreement to any successor in interest with the written consent of the Consultant.

9.3
Governing Law. This Agreement shall be exclusively governed by and construed in accordance with the laws of the State of Israel without giving effect to the principles of conflict of law thereof. Any action instituted by any of the parties shall be brought in the appropriate court in the State of Israel, which shall have exclusive jurisdiction over such actions, and each party hereto submits itself to the personal jurisdiction of the courts in Israel.

9.4
Enforcement. If it is necessary for either party to enforce the terms of the Agreement through legal action, the prevailing party in said legal action shall be entitled to recover its reasonable attorneys’ fees and costs incurred in such enforcement against and from the non prevailing party.

9.5
Preamble; Annexes/Titles. The preamble to this Agreement and the Exhibits attached hereto form integral parts hereof. The titles in this Agreement are intended for convenience purposes only and they do not have and shall not be ascribed any weight in the interpretation hereof.

9.6
Entire Agreement; Amendment, etc. This Agreement and its Exhibits are the entire agreement between the parties with respect to the subject matter hereof, and supersede all prior understandings, agreements and discussions between them, oral or written, with respect to such subject matter. This Agreement shall not be modified or amended except by a written instrument, signed by the parties hereto. All remedies specified herein or otherwise available shall be cumulative and in addition to any and every other remedy provided hereunder or now or hereafter available at law or in equity. No waiver or failure to act with respect to any breach or default hereunder, whether or not the other party has notice thereof, shall be deemed to be a waiver with respect to any subsequent breach or default, whether of similar or different nature.

9.7
Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

9.8	Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

TOPSPIN MEDICAL (ISRAEL) LTD.		NICHSEY F.N. FATAL LTD.

By:	/s/ Zvi Linkovski	By:	/s/ Fufi Fatal

	Title: Director		Title: CEO

TOPSPIN MEDICAL, INC.		TOPSPIN MEDICAL, INC.

By:	/s/ Zvi Linkovski	By:	/s/ Eldad Yehiely

	Title: Director		Title: Manager of Finance
The undersigned hereby agrees to be bound by the provisions of the Agreement.

/s/ Fufi Fatal
Date: January 28, 2010

Exhibit A
to Consulting Agreement by and between TopSpin Medical (Israel) Ltd., Topspin
Medical, Inc. and the Consultant whose name is set forth herein
INDEMNIFICATION AGREEMENT
This INDEMNIFICATION AGREEMENT (the “Agreement”) is made as of                     , 2010 by and between TopSpin Medical, Inc., a Delaware corporation (the “Company”), and Fufi Fatal (“Indemnitee”).

WHEREAS,	The Company desires to attract and retain qualified directors, officers, employees and other agents (hereinafter collectively “Office Holders”, and individually “Office Holder”), and to provide them with protection against liability and expenses incurred while acting in that capacity;

WHEREAS,	The Amended and Restated Certificate of Incorporation of the Company (the “Certificate”) and the Amended and Restated Bylaws of the Company (the “Bylaws”) contain provisions for indemnifying Office Holders of the Company, and the Bylaws and Delaware law contemplate that separate contracts may be entered into between the Company and its Office Holders with respect to their indemnification by the Company, which contracts may provide greater protection than is afforded by the Certificate and Bylaws;

WHEREAS,	The Company understands that Indemnitee has reservations about serving or continuing to serve the Company without adequate protection against personal liability arising from such service, and that it is also of critical importance to Indemnitee that adequate provision be made for advancing costs and expenses of legal defense; and

WHEREAS,	The Board of Directors of the Company has approved as being in the best interests of the Company indemnity contracts substantially in the form of this Agreement for directors and officers of the Company and its subsidiaries and for certain other employees and agents of the Company designated by the Board of Directors.
NOW, THEREFORE, in order to induce Indemnitee to serve or to continue to serve as an Office Holder of the Company, and in consideration of Indemnitee’s service to the Company, the parties agree as follows:
I.	Contractual Indemnity. In addition to the indemnification provisions of the Bylaws, the Company hereby agrees, subject to the limitations of Sections 2 and 5 hereof:
A. To indemnify, defend and hold Indemnitee harmless to the greatest extent possible under applicable law from and against any and all judgments, fines, penalties, amounts paid in settlement and any other amounts reasonably incurred or suffered by Indemnitee (including attorneys’ fees) in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Company, to which Indemnitee is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that Indemnitee is, was or at any time becomes an Office Holder of the Company or is or was serving or at any time serves at the request of the Company as an Office Holder of another corporation, partnership, joint venture, trust or other enterprise (collectively referred to hereafter as a ”Claim”), whether or not arising prior to the date of this Agreement.

B. To pay any and all expenses reasonably incurred by Indemnitee in defending any Claim or Claims (including reasonable attorneys’ fees and other reasonable costs of investigation and defense), as the same are incurred and in advance of the final disposition of any such Claim or Claims, upon receipt of an undertaking by or on behalf of Indemnitee to reimburse such amounts if it shall be ultimately determined that Indemnitee: (i) is not entitled to be indemnified by the Company under this Agreement, and (ii) is not entitled to be indemnified by the Company under the Certificate or the Bylaws.
The termination of any action or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that: (i) Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in the best interests of the Company, or (ii) with respect to any criminal action or proceeding, Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful.
II.	Limitations on Contractual Indemnity. Indemnitee shall not be entitled to indemnification or advancement of expenses under Section 1:
A. if a court of competent jurisdiction, by final judgment or decree, shall determine that (i) the Claim or Claims in respect of which indemnity is sought arise from Indemnitee’s fraudulent, dishonest or willful misconduct, or (ii) such indemnity is not permitted under applicable law; or
B. on account of any suit in which judgment is rendered for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company in violation of the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law; or
C. for any acts or omissions or transactions from which an Office Holder may not be indemnified under the Delaware General Corporation Law; or
D. with respect to proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense, except (i) with respect to proceedings brought in good faith to establish or enforce a right to indemnification under this Agreement or any other statute or law, or (ii) at the Company’s discretion, in specific cases if the Board of Directors of the Company has approved the initiation or bringing of such suit; or
E. for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) which have been paid directly to Indemnitee by an insurance carrier under a policy of directors’ and officers’ liability insurance maintained by the Company; or
F. on account of any suit brought against Indemnitee for misuse or misappropriation of non-public information, or otherwise involving Indemnitee’s status as an “insider” of the Company, in connection with any purchase or sale by Indemnitee of securities of the Company.

III.
Continuation of Contractual Indemnity. Subject to the termination provisions of Section 11, all agreements and obligations of the Company contained herein shall continue for so long as Indemnitee shall be subject to any possible action, suit, proceeding or other assertion of a Claim or Claims.

IV.
Expenses; Indemnification Procedure. The Company shall advance all expenses incurred by Indemnitee in connection with the investigation, defense, settlement or appeal of any civil or criminal action or proceeding referenced in Section 1 hereof (but not amounts actually paid in settlement of any such action or proceeding). Indemnitee hereby undertakes to repay such amounts advanced if, and to the extent that, it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Company as authorized hereby. The advances to be made hereunder shall be paid by the Company to Indemnitee within twenty (20) days following delivery of a written request therefor by Indemnitee to the Company.

V.	Notification and Defense of Claim. If any action, suit, proceeding or other Claim is brought against Indemnitee in respect of which indemnity may be sought under this Agreement:
A. Indemnitee will promptly notify the Company in writing of the commencement thereof, and the Company and any other indemnifying party similarly notified will be entitled to participate therein at its own expense or to assume the defense thereof and to employ counsel reasonably satisfactory to Indemnitee. Notice to the Company shall be directed to the Chief Executive Officer of the Company at the address shown on the signature page of this Agreement (or such other address as the Company shall designate in writing to Indemnitee). Notice shall be deemed received three (3) business days after the date postmarked if sent by domestic certified or registered mail, properly addressed; otherwise notice shall be deemed received when such notice shall actually be received by the Company. Indemnitee shall have the right to employ its own counsel in connection with any such Claim and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of Indemnitee unless (i) the Company shall not have assumed the defense of the Claim and employed counsel for such defense, or (ii) the named parties to any such action (including any impleaded parties) include both Indemnitee and the Company, and Indemnitee shall have reasonably concluded that joint representation is inappropriate under applicable standards of professional conduct due to a material conflict of interest between Indemnitee and the Company, in either of which events the reasonable fees and expenses of such counsel to the Indemnitee shall be borne by the Company upon delivery to the Company of the undertaking referred to in Section 1.2. However, in no event will the Company be obligated to pay the fees or expenses of more than one firm of attorneys representing Indemnitee and any other Office Holders of the Company in connection with any one Claim or separate but substantially similar or related Claims in the same jurisdiction arising out of the same general allegations or circumstances.
B. The Company shall not be liable to indemnify Indemnitee for any amounts paid in settlement of any Claim effected without the Company’s written consent, and the Company shall not settle any Claim in a manner which would impose any penalty or limitation on Indemnitee without Indemnitee’s written consent; provided, however, that neither the Company nor Indemnitee will unreasonably withhold its consent to any proposed settlement and, provided further, that if a Claim is settled by the Indemnitee with the Company’s written consent, or if there be a final judgment or decree for the plaintiff in connection with the Claim by a court of competent jurisdiction, the Company shall indemnify and hold harmless Indemnitee from and against any and all losses, costs, expenses and liabilities incurred by reason of such settlement or judgment.
C. Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee’s power.

D. Any indemnification provided for in Section 1 shall be made no later than forty-five (45) days after receipt of the written request of Indemnitee. If a Claim under this Agreement, under any statute, or under any provision of the Certificate or Bylaws providing for indemnification, is not paid in full by the Company within forty-five (45) days after a written request for payment thereof has first been received by the Company, Indemnitee may, but need not, at any time thereafter bring an action against the Company to recover the unpaid amount of the claim and, subject to Section 13 of this Agreement, Indemnitee shall also be entitled to be reimbursed for the expenses (including attorneys’ fees) of bringing such action. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any action or proceeding in advance of its final disposition) that Indemnitee has not met the standards of conduct which make it permissible under applicable law for the Company to indemnify Indemnitee for the amount claimed but the burden of proving such defense shall be on the Company, and Indemnitee shall be entitled to receive interim payments of expenses pursuant to Section 4 unless and until such defense may be finally adjudicated by court order or judgment from which no further right of appeal exists. It is the parties’ intention that if the Company contests Indemnitee’s right to indemnification, the question of Indemnitee’s right to indemnification shall be for the court to decide, and neither the failure of the Company (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel, or its stockholders) to have made a determination that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct required by applicable law, nor an actual determination by the Company (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel, or its stockholders) that Indemnitee has not met such applicable standard of conduct, shall create a presumption that Indemnitee has or has not met the applicable standard of conduct.
E. If, at the time of the receipt of a notice of a Claim, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.
VI.
Scope. Notwithstanding any other provision of this Agreement, the Company hereby agrees to indemnify the Indemnitee against any Claim to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Certificate, the Bylaws or by statute. In the event of any change, after the date of this Agreement, in any applicable law, statute or rule which expands the right of a Delaware corporation to indemnify its Office Holders, such changes shall be, ipso facto, within the purview of Indemnitee’s rights and Company’s obligations, under this Agreement. In the event of any change in any applicable law, statute, or rule which narrows the right of a Delaware corporation to indemnify its Office Holders, such changes, to the extent not otherwise required by applicable law to be applied to this Agreement, shall have no effect on this Agreement or the parties’ rights and obligations hereunder.

VII.
Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the expenses, judgments, fines or penalties actually or reasonably incurred by him in the investigation, defense, appeal or settlement of any civil or criminal action or proceeding, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such expenses, judgments, fines or penalties to which Indemnitee is entitled.

VIII.
Public Policy. Both the Company and Indemnitee acknowledge that in certain instances, Federal law or applicable public policy may prohibit the Company from indemnifying its Office Holders under this Agreement or otherwise. Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Company’s right under public policy to indemnify Indemnitee.

IX.
Insurance. Although the Company may from time to time maintain insurance for the purpose of indemnifying Indemnitee and other Office Holders of the Company against personal liability, including costs of legal defense, nothing in this Agreement shall obligate the Company to do so.

X.
No Restrictions. The rights and remedies of Indemnitee under this Agreement shall not be deemed to exclude or impair any other rights or remedies to which Indemnitee may be entitled under the Certificate or Bylaws, or under any other agreement, provision of law or otherwise, nor shall anything contained herein restrict the right of the Company to indemnify Indemnitee in any proper case even though not specifically provided for in this Agreement, nor shall anything contained herein restrict Indemnitee’s right to contribution as may be available under applicable law.

XI.
Termination. The Company may terminate this Agreement at any time upon 90 days written notice, but any such termination will not affect Claims relating to events occurring prior to the effective date of termination.

XII.
Severability. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof.

XIII.
Attorneys’ Fees. In the event of any litigation or other action or proceeding to enforce or interpret this Agreement, the prevailing party as determined by the court shall be entitled to an award of its reasonable attorneys’ fees and other costs, in addition to such relief as may be awarded by a court or other tribunal.

XIV.
Further Assurances. The parties will do, execute and deliver, or will cause to be done, executed and delivered, all such further acts, documents and things as may be reasonably required for the purpose of giving effect to this Agreement and the transactions contemplated hereby.

XV.
Acknowledgment. The Company expressly acknowledges that it has entered into this Agreement and assumed the obligations imposed on the Company hereunder in order to induce Indemnitee to serve or to continue to serve as an Office Holder of the Company, and acknowledges that Indemnitee is relying on this Agreement in serving or continuing to serve in such capacity.

XVI.	Construction of Certain Phrases.
A. “Company”: For purposes of this Agreement, references to the “Company” shall also include, in addition to the resulting corporation in any consolidation or merger to which TopSpin Medical, Inc. is a party, any constituent corporation (including any constituent of a constituent) absorbed in consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its Office Holders, so that if Indemnitee is or was an Office Holder of such constituent corporation, or is or was serving at the request of such constituent corporation as an Office Holder of another corporation, partnership, joint venture, trust or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

B. Benefit Plans: References to “fines” contained in this Agreement shall include any excise taxes assessed on Indemnitee with respect to an employee benefit plan; and references to “serving at the request of the Company” shall include any service as an Office Holder of the Company which imposes duties on, or involves services by, such Office Holder with respect to an employee benefit plan, its participants, or beneficiaries.
XVII.
Notice. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and receipted for by the party addressee, on the date of such receipt, or (ii) if mailed by domestic certified or registered mail with postage prepaid, on the third business day after the date postmarked. Addresses for notice to either party are as shown on the signature page of this Agreement, or as subsequently modified by written notice.

XVIII.	Governing Law; Binding Effect; Amendment.
A. This Agreement shall be interpreted and enforced in accordance with the laws of the State of Delaware applicable to contracts entered into in Delaware and any dispute arising from or in connection with this Agreement shall be submitted to the sole and exclusive jurisdiction of the competent court in the State of New York.
B. This Agreement shall be binding upon Indemnitee and the Company, their successors and assigns, and shall inure to the benefit of Indemnitee, his heirs, personal representatives and assigns and to the benefit of the Company, its successors and assigns.
C. No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

“Company”

TopSpin Medical, Inc. a Delaware corporation

By:

Name:

Title:

“Indemnitee”

(Signature of Indemnitee)

(Social Security Number)

Address:

Exhibit B
to Consulting Agreement by and between TopSpin Medical (Israel) Ltd., Topspin
Medical, Inc. and the Consultant whose name is set forth herein

Name of Consultant:	Nichsey F.N. Fatal Ltd.
Company No. of Consultant:	512088808
1	General

Capitalized terms not defined herein shall have the meanings ascribed to them in the Consulting Agreement to which this Exhibit is attached (together with this Exhibit, the “Agreement”). For purposes of any undertaking of the Consultant toward the Group shall include all subsidiaries and affiliates of the Group.

2	Confidentiality; Proprietary Information.
2.1
Consultant acknowledges and agrees that Consultant had and will have access to confidential and proprietary information concerning the business and financial activities of the Group, including information relating to the Group’s research and development, banking, investments, investors, properties, employees, marketing plans, customers, suppliers, trade secrets, test results, processes, data, know-how, improvements, inventions, techniques and products (actual or planned), and any confidential information received by the Group from third parties. Such information, whether documentary, written, oral or computer generated, shall be referred to as “Proprietary Information”.

2.2
Proprietary Information shall be deemed to include any and all proprietary information relating to the Group’s business, financial condition or activities, which is disclosed by or on behalf of the Group and irrespective of form but excluding information that is or shall become part of the public knowledge (including without limitation the industries or trades in which the Group operates) except as a result of the breach of the Agreement or this Exhibit by the Consultant. For the removal of doubt, general skills and experience gained during the Consultant’s engagement by the Group shall not be considered Proprietary Information hereunder.

2.3
Consultant recognizes that the Group received and will receive confidential or proprietary information from third parties, subject to a duty on the Group’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. In connection with such duties, such information shall be deemed Proprietary Information hereunder, mutatis mutandis.

2.4
Consultant agrees that all Proprietary Information, and patents, trademarks, copyrights and other intellectual property and ownership rights in connection therewith and applications therefor shall be the sole property of the Group and its assigns. At all times, both during Consultant’s engagement by the Group and after Consultant’s termination, Consultant will keep in confidence and trust all Proprietary Information, and the Consultant will not use or disclose any Proprietary Information or anything relating to it without the written consent of the Group, except as may be necessary in the ordinary course of performing Consultant’s duties under the Agreement.

2.5
Upon termination of Consultant’s engagement with the Group, Consultant will promptly deliver to the Group all documents and materials of any nature pertaining to Consultant’s work with the Group, and will not take with Consultant any documents or materials or copies thereof containing any Proprietary Information.

2.6	Consultant’s undertakings set forth in this Section 2 shall remain in full force and effect after termination of the Agreement or any renewal thereof.

3
Enforcement.

The Company or the Parent may enforce the Agreement and any of its provisions by injunction, specific performance or other equitable relief, without prejudice to any other rights and remedies that the Company and/or the Parent may have for the breach of the Agreement. The Agreement shall be enforced to the fullest extent permissible under the laws of the State of Israel, without regard to its conflict of law principles, and inure to the benefit of any successor to all or substantially all of the Group’s business. If any portion of the Agreement shall be adjudicated to be invalid or unenforceable, it shall be deemed to be amended to delete such portion. The Consultant’s rights and obligations hereunder shall be in addition to the Consultant’s obligations towards the Group pursuant to applicable law or in equity. Consultant expressly consents to the exclusive personal jurisdiction and venue of Tel Aviv labor courts for any lawsuit arising from or relating to the Agreement.

TOPSPIN MEDICAL (ISRAEL) LTD.		NICHSEY F.N. FATAL LTD.

By:	/s/ Zvi Linkovski	By:	/s/ Fufi Fatal

	Title: Director		Title: CEO

TOPSPIN MEDICAL, INC.		TOPSPIN MEDICAL, INC.

By:	/s/ Zvi Linkovski	By:	/s/ Eldad Yehiely

	Title: Director		Title: Manager of Finance
The undersigned hereby agrees to be bound by the provisions of the Agreement.

/s/ Fufi Fatal
Date: January 28, 2010